EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of ServiceSource International, Inc. is filed on behalf of each of us.

Dated: February 10, 2012

Housatonic Micro Fund SBIC, L.P.

By:	Housatonic Micro Partners SBIC, L.L.C.
Its:	General Partner

By:	/s/ Barry D. Reynolds
Barry D. Reynolds, Manager

Housatonic Micro Partners SBIC, L.L.C.

By:	/s/ Barry D. Reynolds
Barry D. Reynolds, Manager

Housatonic Equity Investors IV, L.P.

By:	Housatonic Equity Partners IV, L.L.C.
Its:	General Partner

By:	/s/ Barry D. Reynolds
Barry D. Reynolds, Manager

Housatonic Equity Affiliates IV, L.P.

By:	Housatonic Equity Partners IV, L.L.C.
Its:	General Partner

By:	/s/ Barry D. Reynolds
Barry D. Reynolds, Manager

Housatonic Equity Partners IV, L.L.C.

By:	/s/ Barry D. Reynolds
Barry D. Reynolds, Manager

Housatonic Equity Investors SBIC, L.P.

By:	Housatonic Equity Partners SBIC, L.L.C.
Its:	General Partner

By:	/s/ Barry D. Reynolds
Barry D. Reynolds, Manager

Housatonic Equity Partners SBIC, L.L.C.

By:	/s/ Barry D. Reynolds
Barry D. Reynolds, Manager